Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Vuzix Corporation (“Vuzix”) on Form 10-K for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul J. Travers, Chief Executive Officer of Vuzix, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vuzix.

/s/ Paul J. Travers
Paul J. Travers Chief Executive Officer

Date: March 31, 2011

The foregoing certification is being furnished to accompany Vuzix Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Report”) solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed as part of the Report or as a separate disclosure document and shall not be deemed incorporated by reference into any other filing of Vuzix Corporation that incorporates the Report by reference. A signed original of this written certification required by Section 906 has been provided to Vuzix Corporation and will be retained by Vuzix Corporation and furnished to the Securities and Exchange Commission or its staff upon request.